                                                                    EXHIBIT 99.1

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2003




SUPPLEMENTARY  INFORMATION  REQUIRED PURSUANT TO SECTION 9.4 OF
THE PARTNERSHIP AGREEMENT

     1. Statement of Cash Available for Distribution for the three months ended June 30, 2003:

          Net income                                                            $    137,000
          Add:      Depreciation and amortization charged to income not
                    affecting cash available for distribution                         38,000
                    Cash from reserves                                                39,000
                                                                                -------------
                    Cash Available for Distribution                             $    214,000
                                                                                =============
                    Distributions allocated to General Partners                 $        -
                                                                                =============
                    Distributions allocated to Limited Partners                 $    214,000
                                                                                =============


     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2003:

                Entity Receiving                             Form of
                  Compensation                            Compensation                  Amount
          ----------------------------  ---------------------------------------------  ---------
          Winthrop
          Management LLC                Property Management Fees                       $   3,000

          General Partners              Interest in Cash Available for Distribution    $      -

          Affiliates of the General
             Partner                    Interest in Cash Available for Distribution    $  48,000






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